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                                                                 EXHIBIT 10.28.2

                            THIRD AMENDMENT TO LEASE

      This Third Amendment to Lease ("Third Amendment") is made as of December 17, 2004, by and between ARE-ONE INNOVATION DRIVE, LLC, a Delaware limited liability company ("Landlord"), and VIACELL, INC., a Delaware corporation ("Tenant").

                                    RECITALS

      A. Landlord is the landlord and Tenant is the tenant under a Lease dated as of February 24, 2000, between Landlord and Tenant's predecessor by name change t.Breeders, Inc., as amended by that certain First Amendment to Lease dated as of May 23, 2001, between Landlord and tenant and as further amended by that certain Second Amendment to Lease dated as of April 14, 2002, between Landlord and Tenant (as amended, the "Lease"), under which tenant leases approximately 18,501 rentable square feet of space in the building commonly known as One Innovation Drive, Worcester, Massachusetts, and as more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in he Lease.

      B. The Term of the Lease for the Premises is scheduled to terminate on February 20, 2005.

      C. Subject to the terms and conditions set forth herein, Landlord and Tenant desire to, among other things, amend the Lease to extend the term of the Lease for a portion of the Premises.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing, in further consideration of the mutual promises made herein, and for other good and valuable consideration, receipt of which is acknowledged, Landlord and tenant hereby agree as follows:

      1. Term. The Term of the Lease is extended from its scheduled termination date of February 28, 2005, until May 31, 2005. Thereafter, the Term shall continue on a month-to-month basis until such time as either party elects to terminate this Lease by providing at least 30 days prior written notice of such election to the other party. For example, if either party provides such notice to the other party on May 10, 2005, the Lease shall terminate on June 9, 2005.

      2. Premises. Tenant shall, on or before February 28, 2005, surrender the portion of the Premises consisting of approximately 7,916 rentable square feet and more particularly described on Exhibit B attached hereto (the "Surrender Space"). Commencing on March 1, 2005, the defined term Premises in the Lease shall be amended to read as follows:

      Premises: That portion of the Project, containing approximately 10,585 rentable square feet, as determined by Landlord, as shown on Exhibit A attached hereto.


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      3. Base Rent and Operating Expenses. Commencing on March 1, 2005, Tenant
shall pay Base Rent for the Premises in the amount of $26,303.25 per month and Tenant's Share of Operating Expenses shall be 9.19%.

      4. Surrender. Tenant agrees to voluntarily surrender the Surrender Space on or before February 28, 2005, in compliance with all of the terms and conditions of the Lease with respect to the condition in which space is required under the Lease to be surrendered to Landlord at the expiration or earlier termination of the term of the Lease. Thereafter, Tenant shall have no further right to occupy or use the Surrender Space.

      5. Miscellaneous.

            (a) This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the matters addressed herein. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.

            (b) This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

            (c) This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto.

            (d) Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively, "Broker") in connection with this transaction, and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

            (e) Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.


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       IN WITNESS WHEREOF, this Third Amendment to Lease has been duly executed and delivered by landlord and Tenant as of the date first above written.

                                     TENANT:

                                     VIACELL, INC.
                                     a Delaware corporation


                                    By:   /s/ Mary Thistle
                                       --------------------------
                                     Its:  VP General Manager
                                         ------------------------

                                     LANDLORD:


                                     ARE-ONE INNOVATION DRIVE, LLC,
                                     a Delaware limited liability company

                                     By:  AREE-HOLDINGS, L.P.,
                                          a Delaware limited partnership,
                                          managing member

                                          By:   ARE-GP HOLDINGS QRS CORP.,
                                                a Delaware corporation,
                                                general partner


                                                By:   /s/ Jennifer Pappas
                                                    ----------------------------
                                                Its:  V.P. & Assistant Secretary
                                                    ----------------------------


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                                    EXHIBIT A

                           Description of the Premises

                                   (Attached)


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                                    EXHIBIT B

                       Description of the Surrender Space

                                   (Attached)